EXHIBIT 1.1

National City Mortgage Capital LLC

Mortgage Pass-Through Certificates, Series 20[__-__]

FORM OF UNDERWRITING AGREEMENT

____________, 20__

[Name of Underwriter]

Ladies and Gentlemen:

National City Mortgage Capital LLC, a Delaware limited liability company (the “Company”), proposes to sell to ____________________ (the “Underwriter”) Mortgage Asset-Backed Pass-Through Certificates, Series 20[__-__], Class A-1, Class A-2, [Class A-3,] [Class A-4,] Class A-5, Class R [and Class M Certificates] (collectively, the “Certificates”), having the aggregate principal amounts and Pass-Through Rates set forth above. The Certificates, together with the [Class A-3] and [Class B Certificates] of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the [Pooling and Servicing] [Trust] Agreement referred to below) consisting primarily of a pool (the “Pool”) of certain one- to four-family first and second lien mortgage loans (the “Mortgage Loans”) [or interests therein] [[____________] GNMA Certificates (collectively, the “Agency Securities”)] as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company.

The Certificates will be issued pursuant to [a pooling and servicing agreement] [a trust agreement] [(the “Pooling and Servicing Agreement”)] [(the “Trust Agreement”)] to be dated as of ____________ 1, 20__ (the “Cut-off Date”) among the Company, as company and [_______], as [servicer[s]], and _____________ (the “Trustee”). The Certificates are described more fully in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to the Underwriter.

SECTION 1.   Representations, Warranties and Covenants.

1.1  The Company represents and warrants to, and agrees with, the Underwriter that:

(a)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-________) on Form S-3 for the registration under the Securities Act of 1933, as amended (the “Act”), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriter. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the “1933 Act Regulations”) a supplement dated, 20__ (the “Prospectus Supplement”), to the prospectus dated _____, 20__ (the “Basic Prospectus”), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-_______) including exhibits thereto and any information incorporated by reference therein, as amended at the date hereof, is hereinafter called the “Registration Statement”; and the Basic Prospectus and the Prospectus Supplement and any information incorporated by reference therein, together with any amendment thereof or supplement thereto authorized by the Company prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the “Prospectus”. Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or 424(a) is hereinafter called a “Preliminary Prospectus Supplement”. The Company further proposes to prepare, after the final terms of all classes of the Certificates have been established, a Free Writing Prospectus that will contain substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time and minus specific sections including the Method of Distribution section (such Free Writing Prospectus, together with the Basic Prospectus, the “Definitive Free Writing Prospectus”). The Definitive Free Writing Prospectus must be provided to each investor prior to the time of Contract of Sale (as defined herein).

(b)  The Registration Statement has become effective, and the Registration Statement as of its effective date (the “Effective Date”), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information identified by underlining or other highlighting as shown in Exhibit E (the “Excluded Information”); and provided, further, that the Company does not make any representations or warranties as to either (i) any information in any Computational Materials (as hereinafter defined) required to be provided by the Underwriter to the Company pursuant to Section 4.2, except to the extent of any information set forth therein that constitutes Pool Information (as defined below), or (ii) as to any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in Exhibit D (the “Underwriter Information”). In addition, the Definitive Free Writing Prospectus, as of the date thereof and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The effective date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates. As used herein, “Pool Information” means information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company to the Underwriter in final form and set forth in the Prospectus Supplement. The Company acknowledges that, except for any Computational Materials, the Underwriter Information constitutes the only information furnished in writing by the Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and the Underwriter confirms that such Underwriter Information is correct.

(c)  The Company is not, as of the date upon which it delivers the Definitive Free Writing Prospectus, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

(d)  The Company has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

(e)  This Agreement has been duly authorized, executed and delivered by the Company.

(f)  As of the Closing Date (as defined below) the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the [Pooling and Servicing] [Trust] Agreement will be true and correct.

1.2  The Underwriter represents and warrants to and agrees with the Company that:

(a)  [omitted]

(b)  [omitted]

(c)  [omitted]

(d)  [omitted]

(e)  The Underwriter hereby certifies that (i) with respect to any class of Certificates issued in authorized denominations of less than $25,000, the fair market value of each such Certificate on the date of initial sale thereof by the Underwriter will not be less than $100,000, and (ii) with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Company (“DTC”), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by the Underwriter will not be less than an initial Certificate Principal Balance of $25,000.

(f)  [omitted]

(g)  [omitted]

(h)  [omitted]

(i)  The Underwriter will have funds available at ___________ in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed except for the transfer of funds and the delivery of the Certificates. Such funds will be available for immediate transfer into the account of National City Mortgage Capital LLC maintained at such bank.

(j)  As of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder including Section 4.2, and, with respect to all Computational Materials provided by the Underwriter to the Company pursuant to Section 4.2, if any, such Computational Materials are accurate (except to the extent of any errors therein that are caused by errors in the Pool Information). The Computational Materials provided by the Underwriter to the Company constitute a complete set of all Computational Materials that are required to be filed with the Commission.

SECTION 2.   Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Certificates at a price equal to ___________% of the aggregate principal balance of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date.

SECTION 3.   Delivery and Payment. Delivery of and payment for the Certificates shall be made at the office of Thacher Proffitt & Wood LLP at 10:00 a.m., New York City time, on ________, 20__, or such later date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Certificates being herein called the “Closing Date”). Delivery of the Certificates shall be made to you through the Depository Trust Company (“DTC”) (such Certificates, the “DTC Registered Certificates”).

SECTION 4.   Offering by Underwriter.

4.1  It is understood that the Underwriter proposes to offer the Certificates for sale to the public as set forth in the Prospectus and the Underwriter agrees that all such offers and sales by the Underwriter shall be made in compliance with all applicable laws and regulations.

4.2  It is understood that the Underwriters will solicit offers to purchase the Certificates as follows:
i)
Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor’s receipt of Definitive Free Writing Prospectus.

ii)
Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Certificates used by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth substantially the following statement:

The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

“Written Communication” has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

iii)
Any Free Writing Prospectus relating to Certificates and used by an Underwriter in connection with marketing the Certificates, including the Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

 The Certificates referred to in these materials are being sold when, as and if issued. You are advised that Certificates may not be issued that have the characteristics described in these materials. Our obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such Certificates, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

4.3  It is understood that you will not enter into a Contract of Sale with any investor until the Definitive Free Writing Prospectus has been conveyed to the investor. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159. The Definitive Free Writing Prospectus shall prominently set forth substantially the following statement:

This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

4.4  It is understood that the Underwriters may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

i)
Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriters shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB, or Permitted Additional Materials.

ii)
Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

iii)
For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. “Issuer Information” shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit G hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Company. “Underwriter Derived Information” shall refer to information of the type described in clause (5) of such footnote 271 when prepared by the Underwriters. “Permitted Additional Materials” shall mean information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 4(e)(xii)), (y) that constitute Certificate price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the Company has provided written consent to the Underwriters to include in a Free Writing Prospectus. As used herein with respect to any Free Writing Prospectus, “Pool Information” means the information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company to the Underwriters at the time most recent to the date of such Free Writing Prospectus.

iv)	All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

“THE COMPANY HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV [AT “WWW.[COMPANY.COM/PROSPECTUS/____”, OR AT UNDERWRITER WEBSITE]. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE [__________] OR VIA E-MAIL AT ________________________.”

The Company shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of the Underwriters (which shall not be unreasonably withheld).

v)
The Underwriters shall deliver to the Company and its counsel (in such format as required by the Company) prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of that Underwriter that contains any information that, if reviewed and approved by the Company, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof prepared by that Underwriter that contains only a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered. No information in any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials, or is not Permitted Additional Materials. To facilitate filing to the extent required by Section 5(b) or 4(g), as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. All Free Writing Prospectuses described in this subsection (v) must be approved by the Company before the Underwriters provide the Free Writing Prospectus to investors pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Underwriters shall not be required to deliver any Free Writing Prospectus to the extent that it does not contain substantive changes from or additions to any Free Writing Prospectus previously approved by the Company.

vi)
The Underwriters shall provide the Company with a letter from [__________], certified public accountants, prior to the Closing Date, with respect to any Free Writing Prospectus provided by that Underwriter to the Company under Section 4(e)(v), satisfactory in form and substance to the Company and their counsel and the Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company and the Underwriters, as a result of which they determined that all accounting, financial or statistical information that is included in such Free Writing Prospectus, is accurate except as to such matters that are not deemed by the Company and the Underwriters to be material. The foregoing letter shall be at the expense of the respective Underwriter.

vii)	None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

viii)
The Company shall not be obligated to file any Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Company is required to file the Free Writing Prospectus pursuant to Section 5(b) below. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of that Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

ix)
If any Underwriter does not provide any Free Writing Prospectuses to the Company pursuant to subsection (v) above, that Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Company as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations.

x)
In the event of any delay in the delivery by the Underwriters to the Company of any Free Writing Prospectuses required to be delivered in accordance with subsection (v) above, or in the delivery of the accountant’s comfort letter in respect thereof pursuant to subsection (vi) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(b) to file the Free Writing Prospectuses by the time specified therein.

xi)
The Underwriters represent that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, the Underwriters shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of any Free Writing Prospectus used to solicit offers to purchase Certificates to the extent not filed with the Commission;

xii)
It is understood and agreed that all information provided by any Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus not containing Issuer Information. In connection therewith, the Underwriters agree that it shall not provide any information constituting Issuer Information through the foregoing media unless that information is contained either in the Definitive Free Writing Prospectus or in a Free Writing Prospectus delivered in compliance with Section 4(e)(v).

4.5  The Underwriters covenant with the Company that after the final Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

4.6  The Underwriters shall file any Free Writing Prospectus that has been distributed by that Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriters first provide this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the 1933 Act Regulations; provided further, that the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

4.7  The Underwriters further agree that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus; (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 4(h) ; for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Company in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Company any Free Writing Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in a pdf, except to the extent that the Company, in its sole discretion, waives such requirements.

i)	Each Underwriter hereby represents and agrees to the terms set forth in Exhibit B hereto which are incorporated herein by reference.

4.8  The Underwriter further agrees that on or prior to the fifth day after the Closing Date, it shall provide the Company with a certificate, substantially in the form of Exhibit E attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b) (iii) of Exhibit E hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request in writing to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

SECTION 5.   Agreements. The Company agrees with the Underwriter that:

5.1  Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish the Underwriter a copy of each such proposed amendment or supplement.

5.2  The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

5.3  The Company shall file any Free Writing Prospectus prepared by the Company (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by each Underwriter under Section 4(e)(v), not later than the date of first use of the Free Writing Prospectus, except that:

i)
As to any Free Writing Prospectus or portion thereof that contains only (A) a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered, may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Certificates being publicly offered and the date of first use and (B) a description of the terms of the Certificates that does not reflect the final terms after they have been established for all classes of all Certificates is not required to be filed; and

ii)
Notwithstanding clause (i) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Company shall file such Free Writing Prospectus or portion thereof within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

provided further, that prior to such use of any Free Writing Prospectuses by the Company, the Underwriter must comply with its obligations pursuant to Section 4(e) and that the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.4  If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to the Underwriter, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

5.5  If the Company or any Underwriter determines or becomes aware that any Written Communication (including without limitation any Free Writing Prospectus) or oral statement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into with any investor, when considered in conjunction with all information conveyed at the time of Contract of Sale, either the Company or that Underwriter may prepare corrective information with notice to the other party and any other Underwriters, and the Underwriter dealing with that investor shall deliver such information in a manner reasonably acceptable to that Underwriter and the Company, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

i)	Adequate disclosure of the contractual arrangement;

ii)	Adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

iii)	Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

iv)	A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

To the extent that the Underwriters incur any costs to the investor in connection with any such termination or reformation of a Contract of Sale, the Company shall reimburse the Underwriters for such costs to the extent that the defective information was of a type that the Company is responsible for under Section 8(a).

5.6  The Company will furnish to the Underwriter, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Underwriter may reasonably request.

5.7  The Company agrees, so long as the Certificates shall be outstanding, or until such time as the Underwriter shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to the Underwriter the annual statement as to compliance delivered to the Trustee pursuant to [Section 3.18 of the Pooling and Servicing Agreement] [Section 3.05 of the Trust Agreement] [and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement], as soon as such statements are furnished to the Company.

5.8  The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

5.9  If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriter in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter has reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, the Underwriter shall be responsible for paying all costs and expenses incurred by it, including the fees and disbursements of its counsel, in connection with the purchase and sale of the Certificates.

5.10  If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise the Underwriter of the issuance of such stop order.

5.11  The Company shall file the Computational Materials (if any) provided to it by the Underwriter under Section 4.2(d) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriter; provided, however, that prior to such filing of the Computational Materials by the Company, the Underwriter must comply with its obligations pursuant to Section 4.2 and the Company must receive a letter from ____________, certified public accountants, satisfactory in form and substance to the Company and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials (if any) provided by the Underwriter to the Company for filing on Form 8-K, as provided in Section 4.2 and this Section 5.9, is accurate. The foregoing letter shall be at the expense of the Underwriter. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement).

SECTION 6.   Conditions to the Obligations of the Underwriter. The Underwriter's obligation to purchase the Certificates shall be subject to the following conditions:

6.1  No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

6.2  Since _____, 20__ there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company.

6.3  The Company shall have delivered to the Underwriter a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

(a)  the representations and warranties of the Company in this Agreement and in the [Pooling and Servicing] [Trust] Agreement are true and correct in all material respects; and

(b)  the Company has complied, in all material respects, with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

6.4  The Underwriter shall have received the opinion of Thacher Proffitt & Wood LLP special counsel for the Company dated the Closing Date in form and substance reasonably satisfactory to the Underwriter.

6.5  The Underwriter shall have received from _____________, counsel for the Underwriter, an opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriter.

6.6  The Underwriter shall have received from ___________, certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions “Description of the Mortgage Pool”, [“Pooling and Servicing Agreement”] [“The Trust Agreement”], “Description of the Certificates” and “Certain Yield and Prepayment Considerations” agrees with the records of the Company excluding any questions of legal interpretation.

6.7  The Class [A] Certificates shall have been rated “_” by ______________ and _______________ [and the Class M Certificates shall have been rated “___” by __________]

6.8  The Underwriter shall have received the opinion of __________, counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

The Company will furnish the Underwriter with conformed copies of the above opinions, certificates, letters and documents as the Underwriter reasonably requests.

SECTION 7.   Indemnification and Contribution.

7.1  The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or other filing incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Underwriter expressly for use therein, provided that neither the Company nor the Underwriter will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the applicable Registered Certificates (the “Applicable Registration Statement”) as it became effective or in any amendment or supplement thereof, or in the Applicable Registration Statement or the related Prospectus, or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or any Issuer Information contained in any other Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) are caused by any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Free Writing Prospectus that was caused by any error in any Pool Information; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon any information with respect to which any Underwriter has agreed to indemnify the Company pursuant to Section 7.2.

7.2  The Underwriter agrees to indemnify and hold harmless the Company, its directors or officers and any person controlling the Company to the same extent as the indemnity set forth in clause 7.1 above from the Company to the Underwriter, but only with respect to (i) Derived Information (ii) the Underwriter Information and (iii) any Free Writing Prospectus prepared or used by that Underwriter for which the conditions set forth in Section 4 above are not satisfied with respect to the prior approval by the Company, (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) prepared or used by that Underwriter not constituting Issuer Information, (v) and any liability directly resulting from that Underwriter’s failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by that Underwriter in accordance with Section 4; provided, however, that the indemnification set forth in this 7.2 shall not apply to the extent of any error in any Free Writing Prospectus that was caused by any error in any Pool Information..

7.3  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 7.1 and by the Company in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

7.4  If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other from the offering of the Certificates but also the relative fault of the indemnified party on the one hand and of the indemnifying party, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified party on the one hand and of the indemnifying party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party or by the indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company and its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Certificates.

7.7  For purposes hereof, as to each Underwriter, the term “Derived Information” means such information, if any, in a portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information that is not contained in either (i) the Basic Prospectus, any Preliminary Final Prospectus or Final Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference (other than information incorporated by reference from the Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information) or (ii) any Pool Information, except to the extent that any omission or alleged omission in Derived Information results from a Pool Error.

SECTION 8.   Termination. This Agreement shall be subject to termination by notice given to the Company, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If the Underwriter terminates this Agreement in accordance with this Section 8, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Certificates.

SECTION 9.   Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or the officers of either the Company or the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by the underwriter or on the Underwriter's behalf or made by or on behalf of the Company or any of its officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

SECTION 10.   Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telegraphed and confirmed to the Underwriter at Attention: or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at National City Mortgage Capital LLC, 3232 Newmark Drive, Miamisburg, Ohio 45342, Attention: Kelly C. Johnson.

SECTION 11.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

SECTION 12.   Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

[Remainder of Page Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart of this Underwriting Agreement, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.

Very truly yours,

NATIONAL CITY MORTGAGE CAPITAL LLC

By:
Name:
Title

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[NAME OF UNDERWRITER]

By:	/s/

Name: Title:

EXHIBIT A

[COUNSEL TO THE UNDERWRITER LETTERHEAD]

_________, 20__

[The Underwriter]

Re:     National City Mortgage Capital LLC Mortgage Pass-Through Certificates, Series 20[__-__]

Ladies and Gentlemen:

We have acted as counsel to __________(the “Underwriter”) in connection with the sale by National City Mortgage Capital LLC, a Delaware limited liability company (the “Company”), and the purchase by the Underwriter pursuant to an underwriting agreement dated ______,200_ (the “Underwriting Agreement”) of certificates entitled Mortgage Pass-Through Certificates, Series 20[__-__], [Class A-1, Class A-2, Class A-4, Class A-5, Class R and Class M] [Class A-1, Class A-2, Class A-3, Class R and Class M] (the “Offered Certificates”). The Offered Certificates [, together with the Mortgage Pass-Through Certificates, Series 20[__-__], [Class R] [and] [Class B]] comprise the entire issue of Certificates entitled Mortgage Pass-Through Certificates, Series 20[__-__] (collectively, the “Certificates”). The Certificates are issued pursuant to a [Pooling and Servicing] [Trust] Agreement (the “Pooling and Servicing Agreement”), dated as of ________, 200_, among the Company, as trustee (the “Trustee”), and ________, [as certificate administrator (the “Certificate Administrator”)] [as servicer[s] (the “Servicer[s]”)]. The Certificates evidence in the aggregate the entire beneficial interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of certain one- to four-family first and second lien mortgage loans [or interests therein] [[__________] GNMA Certificates (the “Agency Securities”)]. Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

We have examined such documents and records as we deemed appropriate, including the following:

1. Copy of the Certificate of Formation of the Company and all amendments thereto, certified by the Secretary of State of the State of Delaware to be a true and correct copy.

2. Copy of the LLC Agreement of the Company certified by the Secretary of the Company to be a true and correct copy.

3. Certificate of the Secretary of State of the State of Delaware, dated as of recent date, to the effect that the Company is in good standing under the laws of the State of Delaware.

4. Copy of resolutions adopted by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Certificates, certified by the Secretary of Company to be a true and correct copy.

5. Officer's Certificate of the Company pursuant to Section 6.3 of the Underwriting Agreement.

6. Signed copy of the Underwriting Agreement.

7. Signed copy of the Pooling and Servicing Agreement.

8. Specimens of the Offered Certificates.

9. Signed copies of the Company's registration statement (File No. 333-_____) on Form S-3 filed by the Company with the Securities and Exchange Commission relating to Mortgage Pass-Through Certificates (the registration statement in the form in which it became effective being hereinafter called the “Registration Statement”).

10. The final form of a prospectus dated _______, 20__ (the “Basic Prospectus”).

11. The final form of a supplement dated _______, 20__ to the Basic Prospectus relating specifically to the Certificates (the “Prospectus Supplement”; the Basic Prospectus and Prospectus Supplement are herein collectively referred to as the “Prospectus.”)

Based upon the foregoing, we are of the opinion that:

(a) The Registration Statement has become effective under the Securities Act of 1933, as amended (the “Act”), and, to the best of our knowledge and information, no proceedings for a stop order have been instituted or are threatened under Section 8(d) of the Act.

(b) The Registration Statement as of its effective date and the Prospectus as of the date of the Prospectus Supplement, other than the numerical, financial and statistical data contained therein, as to which we express no opinion, comply as to form in all material respects with the requirements of the Act and the rules thereunder.

(c) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

[(d) The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.]

(e) The Offered Certificates, assuming that they have been duly and validly authorized, executed and issued by the Trustee, will, when authenticated as specified in the Pooling and Servicing Agreement and delivered to the Underwriter pursuant to the Underwriting Agreement, be entitled to the benefits of the Pooling and Servicing Agreement.

(f) The statements in the Prospectus under the headings “Material Federal Income Tax Consequences,” “Certain Legal Aspects of Mortgage Loans” and “ERISA Considerations,” to the extent that they constitute matters of New York or Federal law or legal conclusions with respect thereto, have been reviewed by us and provide a fair summary of such law or legal conclusions.

[(g) The Offered Certificates will be mortgage related securities, as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as the Underwritten Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.]

(h) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended.

We have endeavored to see that the Registration Statement and the Prospectus comply with the Act and the rules and regulations of the Securities and Exchange Commission thereunder relating to registration statements on Form S-3 and related prospectuses, but we cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained in the Registration Statement or Prospectus. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Prospectus Supplement and at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the numerical, financial and statistical data contained in the Registration Statement or the Prospectus, as to which we express no opinion).

This opinion is for your benefit only and is not to be relied upon by any other person. The opinions expressed herein are limited to matters of Federal law and the laws of the State of [_________].

Very truly yours,

[Counsel to the Underwriter]

EXHIBIT B

[COUNSEL TO TRUSTEE LETTERHEAD]

___________, 20__

National City Mortgage Capital LLC

[The Trustee]

[The Underwriter]

Ladies and Gentlemen:

We have acted as special counsel to ______________________ in its capacity as trustee (the “Trustee”) in connection with the issuance and sale by the Company of Mortgage Pass-Through Certificates, Series 20[__-__] (the “Certificates”) pursuant to a [pooling and servicing] [trust] agreement, dated as of _____________ 1, 20_ (the “Pooling and Servicing Agreement”), among the Company, [as certificate administrator (the “Certificate Administrator”)] [the Servicer[s]] and __________, as trustee (the “Trustee”). The Certificates consist of [_____ classes designated as Class A-1, Class A-2, Class A-4, Class A-5 (collectively the “Class A Certificates”); Class R (the “Class R Certificates”; together with the Class A Certificates, the “Senior Certificates”); Class M (the “Class M Certificates”); and Class B (the “Class B Certificates”). The Class A Certificates [, the Class R Certificates] and the Class M Certificates are referred to herein as the “Offered Certificates”)].

Based on the foregoing and subject to the qualifications and matters of reliance set forth herein, it is our opinion that:

1. The Trustee is duly organized, validly existing and in good standing as a under the laws of with full corporate and trust power and authority to conduct its business and affairs as a Trustee.

2. The Trustee has full corporate power and authority to execute and deliver the Pooling and Servicing Agreement and the Certificates and to perform its obligations thereunder.

3. The Trustee has duly accepted the office of trustee under the Pooling and Servicing Agreement.

4. The Trustee has duly authorized, executed, issued and delivered the Pooling and Servicing Agreement and has duly and validly authorized, executed, issued and delivered the Certificates as the Trustee.

5. The Pooling and Servicing Agreement constitutes the legal, valid and binding agreements of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity and the discretion of the court, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforceability may be determined according to or limited by the laws of jurisdictions other than those specified below.

In rendering the foregoing opinion, we have assumed that the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the other parties thereto and are valid, legal, binding and enforceable obligations of such parties.

We express no opinion as to any matter other than as expressly set forth above, and, in conjunction therewith, we specifically express no opinion as to the status of the Certificates or the Trust Fund under any federal or state securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

This opinion is as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein. This opinion has been furnished to you at your request in connection with the transactions described herein, and it may not be relied upon by you for any other purpose or by any other person without our prior written consent.

We are admitted to practice law under the laws of the State of _________ and the opinion set forth above is limited to the laws of the State of _________ and the laws of the United States of America.

Very truly yours,

[COUNSEL TO THE TRUSTEE]

EXHIBIT C

EXCLUDED INFORMATION

EXHIBIT D

UNDERWRITER INFORMATION

EXHIBIT E

______, 20__

National City Mortgage Capital LLC
3232 Newmark Drive
Miamisburg, Ohio 45342

Re:         National City Mortgage Capital LLC Mortgage Pass-Through Certificates, Series 20[__-__], [Class A], [Class R] and [Class M]

Pursuant to Section 4 of the Underwriting Agreement, dated _____, 20__, among National City Mortgage Capital LLC and _____, (the “Underwriter”) relating to the Certificates referenced above (the “Underwriting Agreement”), the undersigned does hereby certify that:

(a)  The prepayment assumption used in pricing the Certificates was ___% [CPR] [SPA].

(b)  Set forth below is (i), the first price, as a percentage of the principal balance of each class of Certificates, at which 10% of the aggregate principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriter expressed as a percentage of the principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of __________, 20__; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Underwriter for all the Certificates; and (5) for each class of Certificates, dividing the product obtained from such class of Certificates in clause (4) by the original principal balance of such class of Certificates:

[Class A: ]

[Class R: ]

[Class M: ]

[* less than 10% has been sold to the public]

The prices set forth above do not include accrued interest with respect to periods before closing.

[THE UNDERWRITER]

By:
Name:
Title:

EXHIBIT F

FORM OF LEGEND

EXHIBIT G

FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

(1) Structural information-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

(2) Collateral information-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

(3) Key parties information-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

(4) Static pool data-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor’s and/or servicer’s portfolio, prior transactions or the asset pool itself; and

(5) Issuer computational material-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)